UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway

Overland Park, Kansas 66251

(Address of principal executive offices, including zip code)

(800) 829-0965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 25, 2013, Sprint Nextel Corporation, a Kansas corporation (the “Company”) held a special meeting of its stockholders. At the special meeting, the Company’s stockholders:

1.	Approved the adoption of the Agreement and Plan of Merger, dated as of October 15, 2012, as amended on November 29, 2012, April 12, 2013 and June 10, 2013 (the “Merger Agreement”) by and among Sprint, SoftBank Corp., a Japanese kabushiki kaisha (“SoftBank”), Starburst I, Inc., a Delaware corporation and a direct wholly owned subsidiary of SoftBank (“HoldCo”), Starburst II, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Parent”), and Starburst III, Inc., a Kansas corporation (“Merger Sub”) and a direct wholly owned subsidiary of Parent, which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”); and

2.	By a non-binding advisory vote, approved certain compensation arrangements for Sprint’s named executive officers in connection with the Merger contemplated by the Merger Agreement.

In connection with the special meeting, the Company also solicited proxies with respect to the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the Merger Agreement. Because there were sufficient votes from the Company’s stockholders to approve the proposal to adopt the Merger Agreement, adjournment of the special meeting to solicit additional proxies was unnecessary, and the proposal to adjourn the special meeting was tabled.

Each proposal is described in detail in the Company’s definitive proxy statement (the “Proxy Statement”), dated May 1, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2013, and first mailed to the Company’s stockholders on or about May 3, 2013, and the Supplement to the Proxy Statement, dated June 13, 2013, which was filed with the SEC on June 13, 2013, and first mailed to the Company’s stockholders on or about June 13, 2013. Stockholders owning a total of 2,455,995,614 shares voted at the special meeting, representing approximately 80% of the shares of the Company’s common stock outstanding as of the record date for the special meeting.

For each of the foregoing proposals, a quorum was present. The final results of voting on each of the matters submitted to a vote of the stockholders during the special meeting are set forth below:

Approval of Merger Agreement

For	Against	Abstain	Broker Non-Votes
2,396,135,334	22,231,343	37,628,937	0

Approval of Merger-Related Compensation Proposal

For	Against	Abstain	Broker Non-Votes
2,288,075,566	109,511,876	58,408,172	0

ITEM 8.01	OTHER EVENTS.

On June 25, 2013, the Company issued a press release announcing the results of the special meeting and also announcing the election deadline in connection with the pending merger of 5:00 p.m., New York time, on July 5, 2013, subject to extension. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release Dated June 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2013	SPRINT NEXTEL CORPORATION

	By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady
Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release Dated June 25, 2013